Exhibit 99.1
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
GEORGIAN OPERATIONS CONTINUE UNAFFECTED
November 8, 2007 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today issued a statement that operations in Georgia are unaffected by the state of emergency declared in the country.
Oil production operations continue as normal at the Ninotsminda Field which is located 35 kilometres to the east of the capital city Tbilisi where demonstrations have been taking place for a number of days. Preparations are also progressing at the Manavi 12 well for the planned acid fracturing stimulation and the testing of the well which has encountered oil in Cretaceous carbonates within what is mapped as a potentially large structure. This operation is dependent on the availability of equipment and crew which need to be mobilised to Georgia from as far a field as Kazakhstan and Germany. Schlumberger has been contracted to provide the equipment and services, but has yet to confirm its readiness to commence mobilisation.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
USA
Sabin Rossi, VP External Affairs and Investor Relations
CanArgo Energy Corporation
Tel :       +1 617 669 1841
Fax :       +1 617 973 6406
e-mail: sabin@canargo.com
NORWAY
Eric Cameron
Gambit H&K AS
Tel: +47 (22) 048206